Exhibit 99.1

Convey Holding Parent, Inc. Announces Corporate Name Change
to Convey Health Solutions Holdings, Inc.

FORT LAUDERDALE, Fla., November 4, 2021 /PRNewswire/ -- Convey Holding Parent, Inc. (NYSE: CNVY) (“Convey”), a leading healthcare technology and services company, today announced that it changed its corporate name to Convey Health Solutions Holdings, Inc. The name change will have no impact on Convey’s operations. Convey’s ticker symbol on the New York Stock Exchange will remain “CNVY.”

Forward-Looking Statements
This press release contains forward-looking statements. Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth and strategies, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan” and other words and terms of similar meaning. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about Convey, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond Convey’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Such statements speak only as of the time when made, and Convey undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact
Tom Pelegrin
Senior Vice President & Chief Revenue Officer
investorrelations@conveyhs.com